Exhibit 10.25

Shareholding Entrustment Agreement

The Entrusting Party: Anyuan Sun (Party A)

The Entrusted Party: Lingmin Sun (Party B)

According to the principle of equality and mutual benefit, Party A and Party B agreed to the terms below regarding the entrustment of shareholding related to the incorporation of Hongkong Xibolun Technology Limited (“HK Xibolun” or the “Company” ):

1. General information regarding entrustment of shareholding

a. Party A contributes HKD10,000 as registered capital to incorporate HK Xibolun. Party A owns 100% of the equity of HK Xibolun and he entrusts Party B to hold all the equity aforesaid;

b. Party B hereby claims and confirms that Party A is the actual contributor to the 100% of the registered capital while Party B nominally contributes the registered capital for Party A. Party A is the actual shareholder of the aforesaid equity and Party B nominally holds the equity according to this agreement;

c. Party A has all the rights and obligations as a shareholder under the Bylaws and related rules of the company as he is the actual shareholder of the equity of the Company;

d. Party B shall properly fulfill the responsibilities entrusted by Party A in accordance to the principle of honesty and good faith, and Party B shall be under the supervision of Party A; and

e. Party A can transfer his shares during the shareholding entrustment period. Party B shall process related procedures according to the notice he receives.

2. Validity and termination of the agreement

a. This agreement is effective as of the date of entry. There are two copies of this agreement and each party holds one copy with equal legal effect.

b. This agreement will be terminated once Party B receives the notice from Party A to transfer the related equity to Party A or any third party designated by Party A, and the related procedures are completed.

c. Both parties can supplement this agreement in the form of attachment or supplemental agreement, which shall have equal legal effect.

The Entrusting Party:	/s/Anyuan Sun	The Entrusted Party:	/s/ Lingmin Sun

Entry date: May 21, 2011